EXHIBIT 10.8

PROMISSORY NOTE MODIFICATION
AND
EXTENSION AGREEMENT

THIS AGREEMENT is by and between IME Capital, LLC (hereinafter referred to as “Investor”), and Vivakor, Inc., a Nevada Corporation (hereinafter referred to as the “Holder”), and shall have an effective date of October 20, 2009.

WITNESSETH:
WHEREAS, Investor previously executed a promissory note in an original principal amount of Six Hundred Eight Two Thousand Five Hundred Fifty Dollars ($682,550.00) dated August 21, 2009 (the “Promissory Note”); and

WHEREAS, Investor has encountered financial difficulties which make it impossible for Investor to comply with the terms and conditions of the Promissory Note; and

WHEREAS, the Promissory Note is currently due and payable in full; and

WHEREAS, Investor and Holder wish to modify the Promissory Note in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the foregoing premises and the terms and conditions, provisions and covenants contained herein, Investor and Holder do hereby agree as follows:

1. The Promissory Note shall be modified and extended as specified herein below.

2. The Promissory Note is hereby amended, modified and extended related to the payment of indebtedness evidenced thereby so that the total outstanding balance still due and owing to Holder under the Promissory Note shall be due on the 31st day of January, 2010, which is the modified and extended maturity date for the Promissory Note.

3. Investor agrees to make the payment specified in Section 2 hereinabove, and understands and agrees that:

a. Investor does not have any defenses, set-offs or counterclaims to the amount due and owing to Holder under the Promissory Note as modified herein;

b. All the rights, remedies, stipulations and conditions contained in the Promissory Note, shall also apply to any default in or failure to pay the modified payments required hereunder;

4. Save and except for the modifications contained herein, the terms, conditions and provisions of the Promissory Note, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and date set forth opposite their signatures show below.

INVESTOR	HOLDER
IME Capital, LLC	VIVAKOR, INC.

By: /s/ Todd C. Smith	By: /s/Matt Nicosia

Title: Manager	Title: Executive Chairman